Exhibit 99.1

AeroVironment Announces Fiscal 2023 Fourth Quarter and Fiscal Year Results

ARLINGTON, VA, June 27, 2023 — AeroVironment, Inc. (“AeroVironment” or the “Company”) reported today financial results for the fiscal fourth quarter and full year ended April 30, 2023.

Fourth Quarter and Fiscal Year Highlights

●	Record full fiscal year and fourth quarter revenue of $540.5 million and $186.0 million, up 21% and 40% over prior period, respectively
●	Record funded backlog of $424.1 million as of April 30, 2023
●	Company on track for nearly 20% top line growth in fiscal year 2024 with expected revenue of between $630 million and $660 million

“I am pleased to report that, as expected, we had a very strong finish to fiscal 2023 to close out the Company’s best year ever,” said Wahid Nawabi, AeroVironment chairman, president and chief executive officer. “With our record setting revenue and backlog, we are well positioned for another strong growth year in Fiscal 2024. Even though AeroVironment was not selected to proceed further with increment 2 of FTUAS, AeroVironment has never been in better shape with regards to its future than it is today. Given our pipeline, record backlog and global tailwinds supporting our broad portfolio of robotic solutions – bolstered by the strong performance of our systems in Ukraine – we are at the beginning of a new phase of growth that will lead to further attractive returns for our shareholders. Last year was really an inflection point in terms of our long-term strategic vision to build the premier unmanned robotic solutions provider in the world. With expanding markets, a newfound appreciation of our solutions by foreign customers, and broad support for our products here at home, the Company is well positioned for great success going forward.”

FISCAL 2023 FOURTH QUARTER RESULTS

Revenue for the fourth quarter of fiscal 2023 was $186.0 million, an increase of 40% as compared to $132.6 million for the fourth quarter of fiscal 2022, reflecting higher product sales of $67.6 million, partially offset by lower service revenue of $14.1 million. From a segment standpoint, the change year-over-year was primarily due to growth in Small UAS (“SUAS”) of $35.4 million and Tactical Missile Systems (“TMS”) of $22.3 million, partially offset by a $14.7 million decline in Medium UAS (“MUAS”) revenue.

Gross margin for the fourth quarter of fiscal 2023 was $68.4 million, an increase of 41% as compared to $48.6 million for the fourth quarter of fiscal 2022, reflecting higher product margin of $31.1 million, partially offset by lower service gross margin of $11.3 million. As a percentage of revenue, gross margin percentage remained consistent at 37%. Gross margin was negatively impacted by $8.0 million of accelerated depreciation and intangible amortization expense and other related non-cash purchase accounting expenses in the fourth quarter of fiscal 2023 as compared to $3.9 million in the fourth quarter of fiscal 2022.

Impairment of goodwill for the fourth quarter of fiscal 2023 was $156.0 million. In May 2023 notification was received that AV was not down selected for a US DoD program of record, which represented a trigger event that indicated that the carrying value of the MUAS reporting unit exceeded its fair value. As a result of the decrease in expected cash flows a goodwill impairment charge of $156.0 million was recorded.

Loss from operations for the fourth quarter of fiscal 2023 was $165.7 million as compared to income from operations of $13.0 million for the fourth quarter of last fiscal year. The decrease year-over-year was primarily due to the goodwill impairment of $156.0 million recorded during the fourth quarter of fiscal 2023 related to MUAS, higher selling, general and administrative (“SG&A”) expense of $39.7 million, inclusive of $34.1 million of accelerated intangible amortization expenses associated with the closure of all of the Company’s MUAS COCO sites, and higher research and development (“R&D”) expense of $2.8 million, partially offset by an increase in gross margin of $19.8 million.

Other loss, net, for the fourth quarter of fiscal 2023 was $(0.8) million, as compared to other income, net, of $5.3 million for the fourth quarter of last fiscal year. The increase in interest expense was primarily due to an increase in interest rates on the Company’s debt facility. Other loss, net for the fourth quarter of fiscal 2023 includes unrealized gains and losses associated with changes in the fair market value of equity security investments. Other income, net for the fourth quarter of fiscal 2022 included a $6.5 million gain related to the sale of ownership in HAPSMobile Inc.

Benefit from income taxes for the fourth quarter of fiscal 2023 was $(6.3) million, as compared to provision for income taxes of $15.5 million for the fourth quarter of last fiscal year. The increase in benefit from income taxes was primarily due to an increase in loss before income taxes partially offset by non-deductible goodwill impairment expenses.

Equity method investment loss, net of tax, for the fourth quarter of fiscal 2023 was $(0.3) million, as compared to equity method investment income $4.4 million for the fourth quarter of last fiscal year. Subsequent to the sale of the equity interest in HAPSMobile during the three months ended April 30, 2022, equity method investment loss, net of tax no longer includes activity from HAPSMobile.

Net loss attributable to AeroVironment for the fourth quarter of fiscal 2023 was $(160.5) million, or $(6.31) per diluted share, as compared to net income attributable to AeroVironment of $7.3 million, or $0.29 per diluted share, in the prior-year period, respectively. Net loss for the fourth quarter of fiscal 2023 included goodwill impairment charges of $156.0 million and accelerated intangible amortization expenses of $34.1 million.

Non-GAAP adjusted EBITDA for the fourth quarter of fiscal 2023 was approximately $46 million and non-GAAP earnings per diluted share were $0.99, as compared to approximately $29 million and $0.12, respectively, for the fourth quarter of fiscal 2022.

BACKLOG

As of April 30, 2023, funded backlog (defined as remaining performance obligations under firm orders for which funding is currently appropriated to us under a customer contract) was $424.1 million, as compared to $210.8 million as of April 30, 2022.

FISCAL 2024 — OUTLOOK FOR THE FULL YEAR

For fiscal year 2024, the Company expects revenue of between $630 million and $660 million, net income of between $50 and $58 million, Non-GAAP adjusted EBITDA of between $110 million and $120 million, earnings per diluted share of between $1.91 and $2.21 and non-GAAP earnings per diluted share, which excludes amortization of intangible assets, other non-cash purchase accounting expenses and equity securities investments gains or losses, of between $2.30 and $2.60.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties, including certain assumptions with respect to our ability to efficiently and on a timely basis integrate acquisitions, obtain and retain government contracts, changes in the timing and/or amount of government spending, react to changes in the demand for our products and services, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates.

CONFERENCE CALL AND PRESENTATION

In conjunction with this release, AeroVironment, Inc. will host a conference call today, Tuesday, June 27, 2023, at 4:30 pm Eastern Time that will be webcast live. Wahid Nawabi, chairman, president and chief executive officer, Kevin P. McDonnell, chief financial officer and Jonah Teeter-Balin, senior director corporate development and investor relations, will host the call.

Investors may access the call by registering via the following participant registration link up to ten minutes prior to the start time.

Participant registration URL: https://register.vevent.com/register/BIf8cf27bdf83c46e38f1159f9e5d33d93

Investors may also listen to the live audio webcast via the Investor Relations page of the AeroVironment, Inc. website, http://investor.avinc.com. Please allow 15 minutes prior to the call to download and install any necessary audio software.

A supplementary investor presentation for the fourth quarter fiscal year 2023 can be accessed at https://investor.avinc.com/events-and-presentations.

Audio Replay

An audio replay of the event will be archived on the Investor Relations section of the Company's website at http://investor.avinc.com.

ABOUT AEROVIRONMENT, INC.

AeroVironment (NASDAQ: AVAV) provides technology solutions at the intersection of robotics, sensors, software analytics and connectivity that deliver more actionable intelligence so you can Proceed with Certainty. Headquartered in Virginia, AeroVironment is a global leader in intelligent, multi-domain robotic systems, and serves defense, government and commercial customers. For more information, visit www.avinc.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.

Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the impact of our ability to successfully integrate acquisitions into our operations and avoid disruptions from acquisition transactions that will harm our business; the recording of goodwill and other intangible assets as part of acquisitions that are subject to potential impairments in the future and any realization of such impairments; any disruptions or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages in components for our products; the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs; reliance on sales to the U.S. government, including uncertainties in classification, pricing or potentially burdensome imposed terms for certain types of government contracts; availability of U.S. government funding for defense procurement and R&D programs; changes in the timing and/or amount of government spending; our reliance on limited relationships to fund our development of HAPS UAS; our ability to perform under existing contracts and obtain new contracts; risks related to our international business, including compliance with export control laws; potential need for changes in our long-term strategy in response to future developments; the extensive and increasing regulatory requirements governing our contracts with the U.S. government and international customers; the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements; unexpected technical and marketing difficulties inherent in major research and product development efforts; the impact of potential security and cyber threats or the risk of unauthorized access to our, our customers’ and/or our suppliers’ information and systems; changes in the supply and/or demand and/or prices for our products and services; increased competition; uncertainty in the customer adoption rate of commercial use unmanned aircraft systems; failure to remain a market innovator, to create new market opportunities or to expand into new markets; unexpected changes in significant operating expenses, including components and raw materials; failure to develop new products or integrate new technology into current products; unfavorable results in legal proceedings; our ability to respond and adapt to unexpected legal, regulatory and government budgetary changes, including those resulting from the COVID-19 pandemic or future pandemics, such as supply chain disruptions and delays, potential governmentally-mandated shutdowns, travel restrictions and site access, diversion of government resources to non-defense priorities, and other business restrictions affecting our ability to manufacture and sell our products and provide our services; our ability to comply with the covenants in our loan documents; our ability to attract and retain skilled employees; the impact of inflation; and general economic and business conditions in the United States and elsewhere in the world; and the failure to establish and maintain effective internal control over financial reporting. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. See in the financial tables below the calculation of these measures, the reasons why we believe these measures provide useful information to investors, and a reconciliation of these measures to the most directly comparable GAAP measures.

– Financial Tables Follow –

AeroVironment, Inc.

Consolidated Statements of Operations

(In thousands except share and per share data)

	Three Months Ended		Year Ended
	April 30,	April 30,	April 30,	April 30,
	2023	2022	2023	2022

	(Unaudited)		(Unaudited)
Revenue:
Product sales	$141,529	$73,970	$353,062	$240,683
Contract services	44,512	58,652	187,474	205,049
	186,041	132,622	540,536	445,732
Cost of sales:
Product sales	76,209	39,775	203,419	140,596
Contract services	41,432	44,225	163,603	163,900
	117,641	84,000	367,022	304,496
Gross margin:
Product sales	65,320	34,195	149,643	100,087
Contract services	3,080	14,427	23,871	41,149
	68,400	48,622	173,514	141,236
Selling, general and administrative	61,603	21,938	131,905	96,434
Research and development	16,462	13,671	64,255	54,689
Impairment of goodwill	156,017	—	156,017	—
(Loss) income from operations	(165,682)	13,013	(178,663)	(9,887)
Other (loss) income:
Interest expense, net	(2,646)	(1,276)	(9,368)	(5,440)
Other income (expense), net	1,837	47	(346)	(10,313)
Sale of ownership in HAPSMobile Inc. joint venture	—	6,497	—	6,497
(Loss) income before income taxes	(166,491)	18,281	(188,377)	(19,143)
(Benefit from) provision for income taxes	(6,281)	15,495	(14,663)	(10,369)
Equity method investment (loss) income, net of tax	(263)	4,426	(2,453)	4,589
Net (loss) income	(160,473)	7,212	(176,167)	(4,185)
Net loss (income) attributable to noncontrolling interest	—	46	(45)	(3)
Net (loss) income attributable to AeroVironment, Inc.	$(160,473)	$7,258	$(176,212)	$(4,188)
Net (loss) income per share attributable to AeroVironment, Inc.
Basic	$(6.31)	$0.29	$(7.04)	$(0.17)
Diluted	$(6.31)	$0.29	$(7.04)	$(0.17)
Weighted-average shares outstanding:
Basic	25,451,034	24,768,901	25,044,881	24,685,534
Diluted	25,451,034	24,936,176	25,044,881	24,685,534

AeroVironment, Inc.

Consolidated Balance Sheets

(In thousands except share data)

	April 30,
	2023	2022
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$132,859	$77,231
Short-term investments	—	24,716
Accounts receivable, net of allowance for doubtful accounts of $156 at April 30, 2023 and $592 at April 30, 2022	87,633	60,170
Unbilled receivables and retentions	105,653	104,194
Inventories, net	138,814	90,629
Income taxes receivable	—	442
Prepaid expenses and other current assets	12,043	11,527
Total current assets	477,002	368,909
Long-term investments	23,613	15,433
Property and equipment, net	39,795	62,296
Operating lease right-of-use assets	27,363	26,769
Deferred income taxes	27,206	7,290
Intangibles, net	43,577	97,224
Goodwill	180,801	334,347
Other assets	5,220	1,932
Total assets	$824,577	$914,200
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$31,355	$19,244
Wages and related accruals	35,637	25,398
Customer advances	16,645	8,968
Current portion of long-term debt	7,500	10,000
Current operating lease liabilities	8,229	6,819
Income taxes payable	2,342	759
Other current liabilities	19,626	30,203
Total current liabilities	121,334	101,391
Long-term debt, net of current portion	125,904	177,840
Non-current operating lease liabilities	21,189	21,915
Other non-current liabilities	746	768
Liability for uncertain tax positions	2,705	1,450
Deferred income taxes	1,729	2,626
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares—10,000,000; none issued or outstanding at April 30, 2023 and April 30, 2022	—	—
Common stock, $0.0001 par value:
Authorized shares—100,000,000
Issued and outstanding shares—26,216,897 shares at April 30, 2023 and 24,951,287 shares at April 30, 2022	4	2
Additional paid-in capital	384,397	267,248
Accumulated other comprehensive loss	(4,452)	(6,514)
Retained earnings	171,021	347,233
Total AeroVironment, Inc. stockholders’ equity	550,970	607,969
Noncontrolling interest	—	241
Total equity	550,970	608,210
Total liabilities and stockholders’ equity	$824,577	$914,200

AeroVironment, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended April 30,
	2023	2022	2021
	(Unaudited)
Operating activities
Net (loss) income	$(176,167)	$(4,185)	$23,345
Adjustments to reconcile net (loss) income from operations to cash provided by (used in) operating activities:
Depreciation and amortization	99,999	60,825	19,262
Impairment of goodwill	156,017	—	—
Loss (income) from equity method investments	2,453	(5,889)	10,481
Loss on deconsolidation of previously controlled subsidiary	189	—	—
Amortization of debt issuance costs	845	789	145
Realized gain from sale of available-for-sale investments	—	—	(11)
Provision for doubtful accounts	99	(6)	(114)
Reserve for inventory excess and obsolescence	8,136	2,271	1,178
Other non-cash expense (income), net	1,995	649	(449)
Non-cash lease expense	8,048	6,814	5,150
Loss on foreign currency transactions	119	233	1
Unrealized loss on available-for-sale equity securities, net	132	—	—
Deferred income taxes	(18,661)	(7,282)	(1,694)
Stock-based compensation	10,765	5,390	6,932
Loss on disposal of property and equipment	1,497	8,277	123
Amortization of debt securities discount	125	242	309
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(27,423)	3,084	17,177
Unbilled receivables and retentions	(1,446)	(31,883)	8,381
Inventories	(61,846)	(29,431)	(6,357)
Income taxes receivable	442	(442)	—
Prepaid expenses and other assets	(3,821)	(4,534)	(6,104)
Accounts payable	12,538	(7,044)	2,565
Other liabilities	(2,635)	(7,496)	6,212
Net cash provided by (used in) operating activities	11,400	(9,618)	86,532
Investing activities
Acquisition of property and equipment	(14,868)	(22,289)	(11,263)
Equity method investments	(5,778)	(6,884)	(2,675)
Equity security investments	(5,100)	—	—
Business acquisitions, net of cash acquired	(5,105)	(46,150)	(385,614)
Proceeds from sale of ownership in equity method investment	—	6,497	—
Proceeds from loan repayment	—	4,345	—
Proceeds from deconsolidation of previously controlled subsidiary, net of cash deconsolidated	(635)	—	—
Redemptions of available-for-sale investments	26,059	35,851	146,425
Purchases of available-for-sale investments	(1,326)	(23,882)	(125,644)
Other	(250)	224	—
Net cash used in investing activities	(7,003)	(52,288)	(378,771)
Financing activities
Principal payments of term loan	(55,000)	(10,000)	—
Holdback and retention payments for business acquisition	—	(7,814)	(1,492)
Proceeds from shares issued, net of issuance costs	104,649	—	—
Tax withholding payment related to net settlement of equity awards	(1,065)	(1,245)	(1,992)
Exercise of stock options	2,278	2,776	1,522
Payment of debt issuance costs	—	(293)	(3,878)
Proceeds from long-term debt	—	—	200,000
Other	(28)	(31)	—
Net cash provided by (used in) financing activities	50,834	(16,607)	194,160
Effects of currency translation on cash and cash equivalents	397	(1,319)	—
Net increase (decrease) in cash, cash equivalents, and restricted cash	55,628	(79,832)	(98,079)
Cash, cash equivalents and restricted cash at beginning of period	77,231	157,063	255,142
Cash, cash equivalents and restricted cash at end of period	$132,859	$77,231	$157,063
Supplemental disclosures of cash flow information
Cash paid, net during the period for:
Income taxes	$2,911	$1,879	$2,405
Interest	$10,229	$5,025	$—
Non-cash activities
Unrealized (gain) loss on investments, net of deferred tax expense of $0, $8, and $1 for the fiscal years ended 2023, 2022 and 2021, respectively	$53	$(43)	$(60)
Issuance of common stock for business acquisition	$—	$—	$72,384
Change in foreign currency translation adjustments	$2,009	$(6,814)	$75
Issuances of inventory to property and equipment, ISR in-service assets	$6,306	$17,481	$769
Acquisitions of property and equipment included in accounts payable	$721	$1,117	$756

AeroVironment, Inc.

Reportable Segment Results (Unaudited)

(In thousands)

	Three Months Ended April 30, 2023
	SUAS	TMS	MUAS	All other	Total
Revenue	$94,595	$42,497	$8,379	$40,570	$186,041
Gross margin	54,819	14,513	(14,390)	13,458	68,400

Income (loss) from operations	40,219	7,230	(215,917)	2,786	(165,682)
Impairment of goodwill and accelerated amortization	-	-	190,166	-	190,166
Acquisition-related expenses	-	-	135	61	196
Amortization of acquired intangible assets and other purchase accounting adjustments	669	-	5,516	1,284	7,469
Adjusted income (loss) from operations	$40,888	$7,230	$(20,100)	$4,131	$32,149

	Three Months Ended April 30, 2022
	SUAS	TMS	MUAS	All other	Total
Revenue	$59,198	$20,217	$23,083	$30,124	$132,622
Gross margin	30,429	7,065	416	10,712	48,622

Income (loss) from operations	17,251	(1,414)	(5,710)	2,886	13,013
Acquisition-related expenses	-	-	221	148	369
Amortization of acquired intangible assets and other purchase accounting adjustments	707	-	4,986	2,211	7,904
Adjusted income (loss) from operations	$17,958	$(1,414)	$(503)	$5,245	$21,286

AeroVironment, Inc.

Reconciliation of non-GAAP Earnings per Diluted Share (Unaudited)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	April 30, 2023	April 30, 2022	April 30, 2023	April 30, 2022

(Loss) earnings per diluted share	$(6.31)	$0.29	$(7.04)	$(0.17)
Acquisition-related expenses	0.01	0.02	0.05	0.18
Amortization of acquired intangible assets and other purchase accounting adjustments	0.23	0.25	0.92	1.17
Equity method and equity securities investments activity, net	(0.06)	(0.18)	0.10	(0.19)
Goodwill impairment	6.10	—	6.19	—
Accelerated intangible amortization	1.02	—	1.04	—
Sale of ownership in HAPSMobile Inc. joint venture	—	(0.26)	—	(0.25)
Legal accrual related to our former EES business	—	—	—	0.32
Earnings per diluted share as adjusted (Non-GAAP)	$0.99	$0.12	$1.26	$1.06

Reconciliation of non-GAAP adjusted EBITDA (Unaudited)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
(in millions)	April 30, 2023	April 30, 2022	April 30, 2023	April 30, 2022
Net (loss) income	$(160)	$7	$(176)	$(4)
Interest expense, net	3	1	9	5
Provision for (benefit from) income taxes	(7)	15	(15)	(10)
Depreciation and amortization	52	14	100	61
EBITDA (Non-GAAP)	(112)	37	(82)	52
Amortization of purchase accounting adjustment included in loss on disposal of property and equipment	—	—	—	1
Amortization of cloud computing arrangement implementation	—	—	1	—
Stock-based compensation	4	2	11	5
Equity method and equity securities investments activity, net	(2)	(4)	3	(5)
Acquisition-related expenses	—	—	1	5
Goodwill impairment	156	—	156	—
Sale of ownership in HAPSMobile Inc. joint venture	—	(6)	—	(6)
Legal accrual related to our former EES business	—	—	—	10
Adjusted EBITDA (Non-GAAP)	$46	$29	$90	$62

Reconciliation of Forecast Earnings per Diluted Share (Unaudited)

Fiscal year ending
April 30, 2024
Forecast earnings per diluted share	$1.91 - 2.21
Acquisition-related expenses	0.01
Amortization of acquired intangible assets and other purchase accounting adjustments	0.34
Equity method and equity securities investments activity, net	0.04
Forecast earnings per diluted share as adjusted (Non-GAAP)	$2.30 - 2.60

Reconciliation of 2024 Forecast and Fiscal Year 2023 Actual Non-GAAP adjusted EBITDA (Unaudited)

	Fiscal year ending	Fiscal year ended
(in millions)	April 30, 2024	April 30, 2023
Net income (loss)	$50 - 58	$(176)
Interest expense, net	8	9
Provision for income taxes	4 - 6	(15)
Depreciation and amortization	35	100
EBITDA (Non-GAAP)	97 - 107	(82)
Amortization of cloud computing arrangement implementation	—	1
Stock-based compensation	12	11
Equity method and equity securities investments activity, net	1	3
Acquisition-related expenses	—	1
Goodwill impairment	—	156
Adjusted EBITDA (Non-GAAP)	$110 - 120	$90

Statement Regarding Non-GAAP Measures

The non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing our results that, when reconciled to the corresponding GAAP measures, help our investors to understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. In addition, management uses these non-GAAP measures to evaluate our operating and financial performance.

Non-GAAP Adjusted Operating Income

Adjusted operating income is defined as operating income before intangible amortization, amortization of non-cash purchase accounting adjustments, goodwill impairment and acquisition related expenses.

Non-GAAP Earnings per Diluted Share

We exclude the acquisition-related expenses, amortization of acquisition-related intangible assets, equity securities investments gains or losses, goodwill impairment and one-time non-operating items because we believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization will recur in future periods until such intangible assets have been fully amortized.

Adjusted EBITDA (Non-GAAP)

Adjusted EBITDA is defined as net income before interest income, interest expense, income tax expense (benefit) and depreciation and amortization including amortization of purchase accounting adjustments, adjusted for the impact of certain other non-cash items, including amortization of implementation of cloud computing arrangements, stock-based compensation, acquisition related expenses, equity method investment gains or losses, equity securities investments gains or losses, goodwill impairment and one-time non-operating gains or losses. We present Adjusted EBITDA, which is not a recognized financial measure under U.S. GAAP, because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation, intangible asset amortization will recur in future periods until such intangible assets have been fully amortized and that interest and income tax expenses will recur in future periods. In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

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CONTACT

Jonah Teeter-Balin

+1 (805) 520-8350 x4278

https://investor.avinc.com/contact-us